EXHIBIT 10.36

                           ACKNOWLEDGMENT AND CONSENT
                           --------------------------


         The undersigned hereby consents to the execution and delivery by LEVCOR INTERNATIONAL, INC. ("Levcor") of Endorsement No. 5. dated March 16, 2006 (the "Endorsement") to the Promissory Note, dated May 3, 2002 made by Levcor to JPMORGAN CHASE BANK, N.A., formerly known as JPMorgan Chase Bank (the "Bank") in the principal amount of $3,000,000, as amended from time to time (the "Note") and acknowledges and agrees that the execution and delivery by Levcor of the Endorsement to the Note shall have no effect upon (a) the undersigned's Guaranty, dated April 30, 2002 (the "Guaranty") of Levcor's obligations to the Bank pursuant to the Note, (b) the undersigned's Pledge Agreement, dated January 24, 2003 (the "Pledge Agreement") granting to the Bank a security interest in a certain collateral securities account maintained at LEHMAN BROTHERS INC. ("LBI") and (c) the Pledged Collateral Account Control Agreement, dated as of April 29, 2002 (the "Control Agreement"), executed by the undersigned, LBI and the Bank, each of which shall remain in full force and effect. Undersigned further confirms that no Default or Event of Default has occurred or is continuing pursuant to the terms of the Note, the Guaranty or the Control Agreement.


                                       /s/ ROBERT A. LEVINSON
                                       -----------------------------------------
                                       Robert A. Levinson